SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               DIAGNON CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              DIAGNON CORPORATION
                           9600 Medical Center Drive
                           Rockville, Maryland 20850


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                October 28, 1998

The Annual Meeting of Shareholders of Diagnon Corporation (the "Company"), a Delaware corporation, will be held at the Holiday Inn Gaithersburg, #2 Montgomery Village Avenue, Gaithersburg, Maryland, on October 28, 1998 at 10:00 a.m. for the following purposes:

      1. To elect four directors each to hold office until the next Annual Meeting of shareholders or otherwise as provided in the By-Laws;

      2. To approve the appointment of Deloitte & Touche LLP as independent public accountants for the Company;

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 8, 1998, as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting.

A list of shareholders of the Company entitled to vote at the Annual Meeting will be available for examination by shareholders of the Company at the offices of the Company, 9600 Medical Center Drive, Rockville, Maryland, during the ten days immediately preceding the date of the Annual Meeting.

The Annual Report to Shareholders for the year ended May 31, 1998, accompanies this notice.

Shareholders who do not expect to attend the meeting in person are urged to fill out, sign and mail promptly, the enclosed form of proxy.



                                          Michael P. O'Flaherty
                                          Secretary


Rockville, Maryland
September 23, 1998

                              DIAGNON CORPORATION
                           9600 Medical Center Drive
                           Rockville, Maryland 20850


                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by Diagnon Corporation (the "Company") of proxies to be voted at the Annual Meeting of the shareholders to be held at the Holiday Inn Gaithersburg, #2 Montgomery Village Avenue, Gaithersburg, Maryland, on October 28, 1998, at 10:00 a.m., or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Shares represented by duly executed proxies at the meeting will be voted at the meeting. Where shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted.

The Company, at the close of business on September 8, 1998, the record date for determination of shareholders entitled to vote at the meeting (the "Record Date"), had outstanding 899,672 shares of Common Stock, par value one Cent ($0.01) per share, each share being entitled to one vote with respect to each matter to be voted on at the meeting. Votes submitted prior to the Annual Meeting by proxy will be counted by the Company's transfer agent, Registrar and Transfer Company, and the results will be provided to the Company prior to the Annual Meeting. Shares voted by shareholders present at the meeting will be tabulated manually by the inspector of elections and added to the totals provided by Registrar and Transfer Company. Abstentions by proxy or in person will be counted as present for the purposes of determining whether a quorum is present. Abstentions will be counted as votes against the matter being voted upon. Proxies submitted by brokers that do not indicate whether an item is being voted for will be voted in favor of such item.

The solicitation of proxies is made by and on behalf of the Board of Directors of the Company. This statement is being mailed to the shareholders on or about September 23, 1998.

                              SECURITY OWNERSHIP

To the knowledge of the Company on the Record Date, the only persons known to hold more than 5 percent of the Common Stock of the Company are:

                                   Amount and
                                    Nature of           Percent
                                   Beneficial              of
  Beneficial Owner                 Ownership           Class (1)
  ----------------                 ----------          ---------
John C. Landon                    196,298 (2)(3)         21.19

S. David Leibowitt                178,506 (4)            11.00
  2295 South Ocean Blvd.
  Palm Beach, FL 33480

J. Thomas August                  178,506 (5)            19.80

David H. Bishop                    60,510 (6)             6.73
  100 W. 57th St.
  New York, NY 10019

(1) Assumes the exercise by such person or persons of the currently exercisable options owned by him or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

(2) Includes 6,888 shares in the names of members of Dr. Landon's family.

(3) Assumes the exercise of currently exercisable options to purchase 26,667 shares.

(4) Includes 10,833 shares in the name of S. David Leibowitt's spouse.

(5) Assumes the exercise of currently exercisable options to purchase 1,667 shares.

(6) Includes 1,506 shares in the name of David H. Bishop's spouse.


The Company has been advised that the shares of Common Stock owned by Dr. August and Dr. Landon will be voted in favor of the four nominees for director, and in favor of all propositions set forth below.

                         ITEM 1- ELECTION OF DIRECTORS

Four persons have been nominated for election as directors to serve until the next Annual Meeting of shareholders and until their respective successors are duly elected and qualified. In the absence of a contrary specification, the enclosed proxy will be voted FOR the election as directors of the persons named below. If any nominee becomes unavailable as a candidate for election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominees named below will be unable to serve if elected.

All four of the nominees currently are directors of the Company. J. Thomas August has been a director of the Company since 1982, John C. Landon has been a director since 1986, Charles C. Francisco has been a director since 1991, and Charles F. Gauvin has been a director since 1992. The terms of all four directorships will run from October, 1998, to the next Annual Meeting of the Company's shareholders. Election of the four (4) nominees will require the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

The following table sets forth the name and principal occupation of each nominee, the period without interruption for which he has been a director of the Company, the names and titles of the Executive Officers of the Company, and the amount and percent of class of stock of the Company beneficially owned by each nominee, each Executive Officer, and the Executive Officers and Directors as a group as of the Record Date. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

                                                                     Director of
                                                                       Company
                                       Principal Occupation            Without         Nature of              Percent
                                       & Business Experience         Interruption      Beneficial                of
Name and Address               Age     Past Five Years                  Since          Ownership    Class    Class (1)
----------------               ---     ---------------------         ------------      ----------   -----    ---------
John C. Landon                 61      Nominee; Chairman of the          1986            196,298    Common     21.19
9600 Medical Ctr. Dr.                  Board (since February,                          sole (2)(3)
Rockville, MD 20850                    1987) & CEO & President                             6,888
                                       (since 1986) of the                                 joint
                                       Company.  President of
                                       BIOQUAL, Inc.
                                       ("BIOQUAL"), a subsidiary
                                       of the Company.

                                                                     Director of
                                                                       Company
                                       Principal Occupation            Without         Nature of              Percent
                                       & Business Experience         Interruption      Beneficial                of
Name and Address               Age     Past Five Years                  Since          Ownership    Class    Class (1)
----------------               ---     ---------------------         ------------      ----------   -----    ---------
Charles C. Francisco           60      Nominee; from July 1998           1991            3,334                  0.3
25 Ridge Creek Trail                   CEO and Managing                                sole(4)
Moreland Hills, OH 44022               Member of EdgeOne, LLC,
                                       Milford, MA; from 1993-
                                       1998 President, CEO & a
                                       Director of Victoreen, Inc.,
                                       Cleveland, OH, a
                                       manufacturer of radiation
                                       measuring instrumentation;
                                       from 1992 to 1995, Director
                                       of Environmental
                                       Restoration Systems, Inc.,
                                       Middletown, PA, pollution
                                       removal equipment makers;
                                       in 1996, was a Director of
                                       R.E. Wright Environmental,
                                       Inc.,  Middletown, PA, an
                                       earth resources consulting
                                       company.

J. Thomas August               71      Nominee; Prof. & Director         1982          178,506      Common     19.80
School of Medicine                     of the Dept. of                                 sole(5)
Johns Hopkins Univ.                    Pharmacology and
725 N. Wolfe St.                       Molecular Sciences at The
Baltimore, MD 21205                    Johns Hopkins Univ. School
                                       of Medicine, Baltimore, MD
                                       for more than five years.

Charles F. Gauvin              43      Nominee; currently                1992            3,334     Common       0.3
Trout Unlimited                        President and CEO and                           sole(4)
1500 Wilson Blvd.                      from 1991 to 1994
Arlington, VA 22209                    Executive Director of Trout
                                       Unlimited, Arlington, VA, a
                                       nonprofit organization
                                       dedicated to protection and
                                       conservation of trout and
                                       salmon and their habitats;
                                       from 1986-1991, associated
                                       with the law firm of
                                       Beveridge & Diamond, P.C.,
                                       Washington, D.C.

Michael P. O'Flaherty          60      Company Secretary and                            18,168    Common        1.98
Diagnon Corporation                    Corporate Vice President                        sole(6)
9600 Medical Center Dr.                since June, 1988, and Chief
Rockville, Maryland 20850              Operating Officer since
                                       June, 1994; Mr. O'Flaherty's
                                       duties for the Company
                                       include most functions of
                                       general management.

                                                                     Director of
                                                                       Company
                                       Principal Occupation            Without         Nature of              Percent
                                       & Business Experience         Interruption      Beneficial                of
Name and Address               Age     Past Five Years                  Since          Ownership    Class    Class (1)
----------------               ---     ---------------------         ------------      ----------   -----    ---------
Jerry R. Reel                  60      Appointed as Vice President                       1,834      Common      0.2
BIOQUAL, Inc.                          of the Division of                              sole(8)
9600 Medical Center Dr.                Reproductive Endocrinology
Rockville, Maryland 20850              and Toxicology in June
                                       1997, Vice President,
                                       Science, of BIOQUAL since
                                       October, 1991; private
                                       consultant from 1989 to
                                       1990.


Richard P. Bradbury            63      Appointed as Vice President                       2,335      Common      0.26
BIOQUAL, Inc.                          of the Division of Primate                         sole
2501 Research Blvd.                    Biology and Medicine in                          (7)(9)
Rockville, MD 20850                    June 1997,  Vice President
                                       of the Company's SEMA
                                       subsidiary in November, 1989;
                                       concurrent with the merger
                                       of SEMA into BIOQUAL in 1991,
                                       was appointed Vice President
                                       of the Research Blvd. Division
                                       of BIOQUAL.


David A. Newcomer              37      Appointed Company Acting                          2,668      Common       .03
Diagnon Corporation                    Controller in May, 1989,                        sole(9)
9600 Medical Center Dr.                Controller in June, 1990,
Rockville, MD 20850                    and Chief Financial Officer
                                       in June 1994; Mr. Newcomer's
                                       duties include the management
                                       of the Company's financial
                                       functions.




All Executive Officers and                                                             406,477      Common     41.9
Directors as a group (9                                                                   (11)
Persons)(2)(3)(4)(5)(6)(7)(8)(9)


(1) Assumes the exercise by such person or persons of the currently exercisable options owned by him or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

(2) Includes 6,888 shares in the names of members of Dr. Landon's family, as to which he retains beneficial ownership.

(3) Assumes the exercise of currently exercisable options to purchase 26,667 shares.

(4) Assumes the exercise of currently exercisable options to purchase 3,334 shares.

(5) Assumes the exercise of currently exercisable options to purchase 1,667 shares.

(6) Assumes the exercise of currently exercisable options to purchase 17,502 shares.

(7) Assumes the exercise of currently exercisable options to purchase 1,834 shares.

(8) Assumes the exercise of currently exercisable options to purchase 2,335 shares.

(9) Assumes the exercise of currently exercisable options to purchase 2,668 shares.

(10) See Notes (2) through (9) above.


          THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

The Board of Directors held three meetings in fiscal year 1998. All board members were present at each meeting. The Board has established two committees, the Compensation Committee and the Audit Committee.

The Compensation Committee (currently consisting of Messrs. Francisco and Gauvin) meets as necessary to determine Dr. Landon's compensation. Dr. Landon determines the compensation of the Company's other employees. The Compensation Committee had three formal meetings during fiscal year 1998.

The responsibilities of the Audit Committee (currently consisting of Messrs. Francisco and Gauvin) include recommending to the full Board the selection of the Company's independent public accountants, discussing the arrangements for the proposed scope, and the results of the annual audit with management and the independent public accountants; reviewing the scope of non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Company's system of internal accounting controls; and reviewing the overall activities and recommendations of the Company's internal auditors. There was one formal meeting of the Audit Committee in fiscal year 1998.

Messrs. Francisco, August and Gauvin have agreements with the Company extending through the term of their election. The agreements for Messrs. Francisco, August and Gauvin provide for quarterly payments of $ 1,000 each as directors fees and payments of $500 for attendance at Board of Directors meetings. The agreement with Dr. August also provides payments of $2,500 per quarter for services rendered to the Company as Scientific Adviser. The Company also reimburses Company related travel expenses incurred by any of the directors.

During fiscal year 1998, the Company paid the following cash compensation to directors:

                      Directors    Attendance of Board       Travel to
                        Fees            Meetings               Board
                                 Meetings and Consultation   Meetings
Dr. J. Thomas August   $4,000           $11,500                $ 35
Charles C. Francisco    4,000             1,500                 561
Charles F. Gauvin       4,000             1,500                 143

            REMUNERATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

The following table sets forth information with respect to remuneration paid during the last three fiscal years to the Chief Executive Officer and the other Company Officers whose compensation exceeded $ 100,000.

Name and Principal                    Salary      Bonus     Other Annual Compensation
Position                     Year       ($)        ($)            ($) (1,2,3)
------------------           ----     ------      -----     -------------------------
John C. Landon               1998     275,000                      32,723
CEO, President, Chairman     1997     160,000    101,863           32,723
of the Board                 1996     160,000    116,946           32,723

Michael P. O'Flaherty        1998     122,085     36,444           10,593
Chief Operating Officer,     1997     116,690     21,660           10,593
Secretary                    1996     120,818     11,944           10,593

Jerry R. Reel                1998     111,282      3,926
Vice President, BIOQUAL,     1997     118,614      9,179
Inc., Subsidiary             1996     109,481      2,949

Richard P. Bradbury          1998      97,130      8,372
Vice President, BIOQUAL,     1997      99,573      4,000
Inc., Subsidiary             1996      99,205      3,102

David A. Newcom              1998      83,412     19,430            4,500
Chief Financial              1997      78,202      6,592            3,750
                             1996      78,192

(1) Other annual compensation for the CEO for the years 1998, 1997, and 1996 represents premiums for a $1,000,000 Split Dollar Life Insurance Policy.
(2) Other annual compensation for the Chief Operating Officer for the years 1998 and 1997 represents premiums for a $250,000 Split Dollar Life insurance Policy.
(3) Other Annual Compensation for the Chief Financial Officer for the years 1998 and 1997 represents premiums for a $250,000 Split Dollar Life Insurance Policy.

Dr. Landon has an employment agreement with the Company, extending through July 13, 2002. Pursuant to this agreement, Dr. Landon's base compensation is $275,000 per year. The agreement provides for various additional incentive compensation dependent upon the results of the Company's operations each year through the term of employment.

On June 1, 1988 the Company and Dr. Landon agreed to consolidate the previous loan facilities available to Dr. Landon into a single loan of $100,000. The consolidated loan had a five year term with repayment of principal deferred for three years. The loan bore interest at the six month certificate of deposit rate paid by Signet Bank, Maryland, and the rate was adjusted quarterly. On September 29, 1989, the Company agreed to increase the loan to $125,000. On September 21, 1990, the Company agreed to increase the loan to $150,000. Under Dr. Landon's employment agreement (as amended), the loan was to be repaid in five installments of $30,000 plus interest within six weeks after the end of each of the next five fiscal years beginning with fiscal year 1992.

The largest amount owed by Dr. Landon during the fiscal year ended May 31, 1998, with respect to his loan facilities was $90,000, excluding interest accrued amounting to $17,505. There was no addition to the loan during this fiscal year. On July 1, 1994, Dr. Landon made a payment of $2,745 on accrued interest. On June 6, 1994, the Company agreed to defer Dr. Landon's third $30,000 repayment and make the payment due as two $15,000 installments paid with the fourth and fifth $30,000 repayments respectively. On October 11, 1995, the Company's shareholders affirmatively voted to approve the purchase of Company's stock from Dr. Landon at market value to fund repayment by Dr. Landon of the remainder of the Company loan. As of September 13, 1997, that transaction has not occurred. In October of 1996, the Board of Directors affirmatively voted to extend the due date of the loan, maintaining all other terms and conditions, until October 31, 1998. As of July 24, 1998, neither the stock purchase or the loan repayment transaction have occurred.


            ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends the ratification of the firm of Deloitte & Touche LLP as independent public accountants for fiscal year 1999. As in prior years, representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised at the meeting.

Deloitte & Touche LLP has audited the financial statements of Diagnon since 1982. Services provided in connection with the audit function by Deloitte & Touche LLP for the fiscal year 1998 included primarily the examination of Diagnon consolidated financial statements, and the review of filings with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 1999. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.


                             SHAREHOLDER PROPOSALS
Shareholders who wish to submit proposals at a the next Annual Meeting of shareholders should submit such proposals to the Company at its headquarters at 9600 Medical Center Drive, Rockville, Maryland 20850. Such proposals must be received by the Company by June 3, 1999.

The Company will not be required to include in its Proxy Statement or form of proxy, a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

The expense of preparing, assembling, printing and mailing the form of proxy material used for the solicitation of proxies by use of mails will be borne by the Company. The Company has not retained any firm to solicit proxies on behalf of the Company. Company directors and officers of the Company may solicit proxies in person or by telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of Common Stock. So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the best judgment of the person or persons voting said proxy.

THE COMPANY'S REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 1998, ACCOMPANIES THIS PROXY STATEMENT. UPON THE WRITTEN REQUEST OF A SHAREHOLDER OF THE COMPANY ADDRESSED TO MICHAEL P. O'FLAHERTY, SECRETARY OF THE COMPANY, AT 9600 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH SHAREHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-A UNDER THE SECURITIES EXCHANGE ACT OF 1934.



                        By Order of the Board of Directors


                        John C. Landon
                        Chairman of the Board and Chief Executive Officer

COMMON STOCK                                                               PROXY



                              DIAGNON CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 28, 1998

      The undersigned hereby appoints John C. Landon and Michael P. O'Flaherty and each of them, with power of substitution in each, as proxies or proxy to represent the undersigned at the Annual Meeting of the Stockholders of Diagnon Corporation (the "Company") to be held at the Holiday Inn Gaithersburg, #2 Montgomery Village Avenue, Gaithersburg, Maryland, on Wednesday, October 28, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments hereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present, (a) in the manner designated on the reverse side thereof with respect to the election of directors and the other identified proposals and (b) in their discretion on such other matters as may properly come before the meeting or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "For" all nominees and proposals listed on the reverse side hereof.



DIAGNON CORPORATION           Annual Meeting
                              Of Stockholders
                              Wednesday, October 28, 1998
                              10:00 a.m.
                              The Holiday Inn Gaithersburg
                              #2 Montgomery Village Avenue
                              Gaithersburg, Maryland



STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ABOVE PROXY ON THE REVERSE SIDE AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

1. ELECTION OF DIRECTORS:           J. Thomas August, M.D., Charles C. Francisco,
                                    Charles F. Gauvin, John C. Landon, Ph.D.

 FOR ALL NOMINEES       WITHHOLD     (To withhold authority to vote for any individual
   listed except as     AUTHORITY     nominees, write the name of such nominee(s)
otherwise indicated  to vote for all  on the following line.)
  with respect to    nominees listed
individual nominees

        [ ]                [ ]        ________________________________________________




2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS:
   Ratification of the selection of Deloitte and Touche LLP as the Company's independent public accountants.

      FOR   AGAINST   ABSTAIN

      [ ]     [ ]       [ ]




                        Dated: __________________________________________________________

                               __________________________________________________________

                               __________________________________________________________
                                                    Signature(s)
                               Please sign exactly as your name appears on this
                               proxy. When signing as attorney, executor, administrator,
                               trustee, guardian, etc. or as an officer of a corporation, give full title. For joint accounts obtain both signatures.